UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2009

MEDICINOVA, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-33185	33-0927979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 LA JOLLA VILLAGE DRIVE, SUITE 950, SAN DIEGO, CA 92122

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 23, 2009, MediciNova, Inc. (“MediciNova”) and Danerius, LLC, an affiliate of Alan W. Dunton, M.D., one of the directors of MediciNova, entered into a First Amendment (the “Amendment”) to the Consulting Agreement between the parties dated as of June 12, 2009 (the “Consulting Agreement”), pursuant to which the term of the Consulting Agreement was extended for a period of two years. The Consulting Agreement will now expire on October 12, 2011, subject to either party providing written notice of termination or MediciNova terminating the agreement for breach. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

A discussion of the material terms of the Consulting Agreement is included in MediciNova’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2009, which includes as Exhibit 10.1 thereto a copy of the Consulting Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amendment to Consulting Agreement by and between MediciNova, Inc. and Danerius, LLC, dated as of September 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, MediciNova has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

Date: September 25, 2009	By:	/s/ Shintaro Asako
	Name:	Shintaro Asako
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Consulting Agreement by and between MediciNova, Inc. and Danerius, LLC, dated as of September 23, 2009

4